                     The Latin American Discovery Fund, Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2006 - June 30, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Terniu  2/1/0  24,844  $20.00 $496,89  60,400    0.24%  0.50%   Citigr  Citigr
 m SA     6     ,720           4,400                             oup,     oup
  ADS           ADS                                             Deutsc
                                                                  he
                                                                Bank,
                                                                JPMorg
                                                                 an,
                                                                Morgan
                                                                Stanle
                                                                y, BNP
                                                                PARIBA
                                                                  S
                                                                Calyon
                                                                Securi
                                                                 ties
                                                                (USA)
                                                                 Inc.
                                                                 Hypo
                                                                Verein
                                                                sbank

                                                                Banco
                                                                Pactua
                                                                  l,
 Rossi  2/14/     -    $25.00 $900,00  88,500    0.25%  0.42%   Credit  Credit
Reside    06                   0,000                            Suisse  Suisse
 ntial                          BRL                             First    First
 S.A.                                                           Boston  Boston
                                                                Garant
                                                                 ia,
                                                                Banco
                                                                Brades
                                                                co SA,
                                                                Banco
                                                                  de
                                                                Brasil
                                                                 SA,
                                                                Banco
                                                                Santan
                                                                 der
                                                                Brasil
                                                                  ,
                                                                Morgan
                                                                Stanle
                                                                  y